UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COMCAST CORPORATION

COMCAST CABLE COMMUNICATIONS, LLC

COMCAST CABLE HOLDINGS, LLC

COMCAST MO GROUP, INC.

COMCAST MO OF DELAWARE, LLC

(Exact Name of Registrant as Specified in Its Charter)

PENNSYLVANIA DELAWARE DELAWARE DELAWARE DELAWARE	27-0000798 23-2175755 84-1260157 91-2047743 84-1372033
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Comcast Center Philadelphia, Pennsylvania	19103-2838
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class

of securities pursuant to Section 12(b) of the

Exchange Act and is effective pursuant to

General Instruction A.(c), please check the

following box.  ☒

If this form relates to the registration of a class

of securities pursuant to Section 12(g) of the

Exchange Act and is effective pursuant to

General Instruction A.(d), please check the

following box.  ☐

Securities Act registration statement file number to which this form relates:	333-179678 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

5.00% Notes Due 2061	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None (Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to be Registered

The description of the 5.00% Notes Due 2061 and the guarantees thereof presented under the caption “Description of the Notes” in the Prospectus Supplement dated November 29, 2012 and filed with the Securities and Exchange Commission on November 30, 2012 and under the caption “Description of Debt Securities and Cable Guarantees” in the Prospectus contained in the Registrants’ effective Registration Statement on Form S-3 (Registration No. 333-179678) as amended, which Registration Statement was filed with the Securities and Exchange Commission on February 24, 2012, is incorporated herein by reference.

Item 2.         Exhibits

Exhibit Number	Description

4.1	Indenture dated as of January 7, 2003 (the “Indenture”) among Comcast Corporation (the “Company”), the cable guarantors named therein and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “Trustee”), relating to the Registrant’s debt securities (incorporated by reference to the Annual Report on Form 10-K, File No. 001-32871, filed with the Securities and Exchange Commission on February 20, 2009).

4.2	First Supplemental Indenture dated as of March 25, 2003 by and among the Company, the cable guarantors named therein and the Trustee (incorporated by reference to the Annual Report on Form 10-K, File No. 001-32871, filed with the Securities and Exchange Commission on February 20, 2009).

4.3	Second Supplemental Indenture, dated as of August 31, 2009 by and among the Company, the cable guarantors named therein and the Trustee (incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 2, 2009).

4.4	Form of Officers’ Certificate setting forth the terms of the Notes.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Comcast Corporation
Comcast Cable Communications, LLC
Comcast Cable Holdings, LLC
Comcast MO Group, Inc.
Comcast MO of Delaware, LLC

By:	/s/ Arthur R. Block
Name: Arthur R. Block
Title: Senior Vice President, General Counsel and Secretary

Date:   November 30, 2012

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